Exhibit 5.1
June 3, 2011
Brandywine Realty Trust
555 East Lancaster Avenue, Suite 100
Radnor, Pennsylvania 19087
Re: Registration Statement on Form S-3
Gentlemen:
          We have acted as counsel to Brandywine Realty Trust, a Maryland real estate investment trust (the “Company”), and Brandywine Operating Partnership, L.P., a Delaware limited partnership (the “Partnership”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”), with the Securities and Exchange Commission (the “SEC”) on June 3, 2011. The Registration Statement relates to the offer and sale from time to time of up to 7,111,112 common shares of beneficial interest, par value $.01 per share (“Common Shares”), of the Company issuable upon redemption of Class F (2010) Units of limited partnership interest (the “Units”) in the Partnership. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned to them in the Registration Statement.
          In connection with our representation of the Company and the Partnership, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:
          1. The Registration Statement, and the related form of prospectus included therein in the form in which it was transmitted to the SEC under the 1933 Act on the date hereof;
          2. The Amended and Restated Declaration of Trust of the Company, as amended or supplemented through the date hereof, certified as of a recent date by the State Department of Assessments and Taxation of Maryland;
          3. The Bylaws of the Company, as amended through the date hereof; and
          4. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

Brandywine Realty Trust
June 3, 2011

          Based upon the foregoing, we are of the opinion that the Common Shares subject to issuance upon redemption of the Units will, upon such issuance in accordance with the terms of the Units, be validly issued, fully paid and nonassessable.
          We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.
          We hereby consent to the reference to our firm under the section “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act.

Very truly yours,
/s/ Pepper Hamilton LLP